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                                                                                                                  Exhibit 11.1
                                                   Micro Linear Corporation
                                        Statement Re Computation of Earnings Per Share
                                                         (Unaudited)
                                            (In thousands, except per share data)

                                                                Three Months                       Six Months
                                                                    Ended                            Ended
                                                                  June 30,                          June 30,
                                                        ------------------------------    -----------------------------
                                                           1997             1996             1997             1996
                                                        ------------    --------------    ------------    -------------

    Net income......................................         $2,487            $1,836          $4,691           $4,819
                                                        ============    ==============    ============    =============

    PRIMARY:
    Weighted average common shares outstanding......         11,829            12,343          11,912           12,385

    Common equivalents attributable to:
         Convertible preferred shares...............              -                 -               -                -
         Options and warrants.......................          1,565             1,152           1,451            1,132
                                                        ------------    --------------    ------------    -------------
    Total weighted average common and common
         equivalent shares outstanding..............         13,394            13,495          13,363           13,518
                                                        ============    ==============    ============    =============

    Net income per share............................       $   0.19          $   0.14        $   0.35         $   0.36
                                                        ============    ==============    ============    =============

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